Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Reports Fourth Quarter 2019 Financial Results

Begins 2020 Positioned for Strong Growth and Solid Bottom Line Performance

ATLANTA, March 25, 2020 – Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, today reported its financial results for the fiscal fourth quarter and twelve months ended December 31, 2019.

Recent Highlights

•	The Company posted revenue of $66.8 million for the fourth quarter of 2019, up 50.6% over the prior-year period
•	Williams reported net income of $0.2 million, or $0.01 per diluted share, for the fourth quarter versus a loss of $0.5 million, or $(0.03) per diluted share, for the fourth quarter of 2018
•

Adjusted EBITDA[1] was $4.2 million and $12.6 million for the fourth quarter and full year 2019, respectively, and the Company expects to achieve $13 million to $15 million in Adjusted EBITDA for the full year 2020

•

The year-end backlog was $494.9 million, up 26.7% sequentially from the third quarter, representing major contract wins across the Company’s core end markets, with approximately $191.3 million expected to be converted to revenue in 2020

•

The Company amended its credit facilities in January 2020, increasing borrowing capacity under its revolver by $10 million, to $25 million, extending the maturity of this facility by one year, and restructuring its $35 million term loan

•	Williams also completed a rights offering in March 2020, which was oversubscribed and raised net proceeds of $6.6 million

“I’m pleased to say that we accomplished our objectives in 2019 and, as we turn the corner on a new year, are well positioned for sustained growth and higher financial returns going forward,” said Tracy Pagliara, President and CEO of Williams. “Fourth quarter revenue rose 50% year-over-year, and our backlog increased over $100 million from the third quarter of 2019 to $494.9 million – about $191.3 million of which we expect to be realized as revenue in 2020. With our restructuring actions largely complete, and strategic plans to diversify and expand the Company well underway, we are optimistic about the outlook for this year and beyond.

“We’re on track to reach our goals in 2020 – most notably, revenue of $280 million to $300 million and Adjusted EBITDA of $13 million to $15 million – as we deliver on current orders and execute our business development initiatives. That said, we are assessing any potential impacts from COVID-19 on current project execution and future bid timing as circumstances continue to unfold. The ultimate ramifications associated with this pandemic are, inherently, uncertain to predict. However, Williams is otherwise generally recession-proof – largely immune from the challenges related to trade disputes and other demand dynamics in the current, somewhat turbulent geopolitical and economic environment.

“We will use operating cash flow this year to grow the business and bolster our balance sheet, which has already been strengthened as a result of the recently-completed, oversubscribed rights offering. In addition, we remain committed to uplisting to a major exchange this year to open the Company up to a broader class of institutional investors and increase trading liquidity. As we begin 2020, I’d like to thank our employees, customers, and shareholders for their passion and interest in our success; this is just the beginning.”

1See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to adjusted EBITDA.

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

Fourth Quarter 2019 Financial Results Compared to Fourth Quarter 2018

Revenue in the fourth quarter was $66.8 million, up 50.6% from $44.4 million in the fourth quarter of fiscal 2018. Growth was realized across most of the Company’s core end markets, with particularly strong performance in Canada.

Gross profit was $9.1 million, or 13.6% of revenue, compared with $5.3 million, or 12.0% of revenue, in the prior-year period, with the higher margin due to increased volume and the inclusion of a  $1.7 million credit related to the early termination of a contract. Operating expenses were $8.5 million, down $3.0 million versus $11.5 million in the fourth quarter of 2018. The reduction year-over-year was the result of cost-reduction initiatives completed over the past year, although general and administrative (“G&A”) expenses were higher than during the third quarter of fiscal 2019 primarily due to approximately $1.6 million of non-recurring severance, professional, and legal fees. Interest expense was $1.5 million for the quarter compared with $1.6 million in the prior-year period.

The Company reported net income of $0.2 million, or $0.01 per share, in the fourth quarter of 2019 compared with a net loss of $0.5 million, or $(0.03) per share, in the prior-year period.

Balance Sheet

As of December 31, 2019, the Company had $7.8 million of cash (including restricted cash) and $44.2 million of bank debt compared with $4.9 million of cash and $36.8 million of bank debt as of December 31, 2018. After the end of the fourth quarter, in January 2020, the Company refinanced its debt facilities, providing greater capacity to fund its growth initiatives and, in March 2020, completed a rights offering that raised net proceeds of $6.6 million.

Backlog

	Three Months Ended December 31, 2019	Year Ended December 31, 2019
Backlog - beginning of period	$390,633	$501,604
New awards	162,252	193,096
Adjustments and cancellations, net	8,826	45,991
Revenue recognized	(66,807)	(245,787)
Backlog - end of period	$494,904	$494,904

Total backlog as of December 31, 2019 was $494.9 million, compared with $390.6 million at September 30, 2019 and $501.6 million at December 31, 2018. The increase in backlog sequentially from the fiscal 2019 third quarter was due to $112.0 million of new awards, primarily in the nuclear decommissioning market.

Williams estimates that approximately $191.3 million, or 39%, of the total backlog as of December 31, 2019 will be converted to revenue during the next twelve months. This compares with $151.3 million of backlog at September 30, 2019 that the Company anticipated would be converted to revenue over the succeeding twelve-month period.

Outlook

2020 Guidance
Revenue:	$280 million to $300 million
Gross margin:	11% to 13%
SG&A:	8% to 8.5% of revenue
Adjusted EBITDA (from continuing operations)*:	$13 million to $15 million

*See Note 1—Non-GAAP Financial Measures for information regarding the use of adjusted EBITDA and forward-looking non-GAAP financial measures.

Webcast and Teleconference

The Company will host a conference call on Thursday March 26, 2020, at 8:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available later that day by dialing 412-317-6671 and entering conference ID number 13697633. Alternatively, you may access the webcast replay at http://ir.wisgrp.com/, where a transcript will be posted once available.

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and modification, and support services to customers in energy and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to realize opportunities and successfully achieve its growth and strategic initiatives, such as midstream oil & gas opportunities, water-related projects and expansion into Canada, as well as expectations for future growth of revenue, profitability and earnings, including the Company’s ability to grow its core business, expand its customer base, increase backlog and convert backlog to revenue, as well as revenue, profitability and earnings, the Company’s ability to uplist to a major exchange in 2020, the continuing impact of the Company’s cost reduction, reorganization and restructuring efforts, expectations relating to the Company’s performance, expected work in the energy and industrial markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to implement and maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced need for construction or maintenance services in the Company’s targeted markets, or increased regulation of such markets, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, the impact of the COVID-19 outbreak on the Company generally or on any of the Company’s customers or vendors upon which it relies, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic,  social and political conditions in the United States, including the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2019 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except share and per share amounts)	2019	2018	2019	2018
Revenue	$66,807	$44,355	$245,787	$188,918
Cost of revenue	57,737	39,023	214,887	160,177

Gross profit	9,070	5,332	30,900	28,741
Gross margin	13.6%	12.0%	12.6%	15.2%

Selling and marketing expenses	119	350	587	1,649
General and administrative expenses	8,256	8,865	24,583	30,510
Restructuring charges	—	2,028	—	5,689
Depreciation and amortization expense	76	224	301	857
Total operating expenses	8,451	11,467	25,471	38,705

Operating income (loss)	619	(6,135)	5,429	(9,964)
Operating margin	0.9%	(14.7)%	2.2%	(5.5)%

Interest expense, net	1,528	1,593	6,032	8,990
Other (income) expense, net	(805)	80	(1,958)	(764)
Total other (income) expenses, net	723	1,673	4,074	8,226

Income (loss) from continuing operations before income tax	(104)	(7,808)	1,355	(18,190)
Income tax expense (benefit)	192	(5,120)	333	(4,400)
Income (loss) from continuing operations	(296)	(2,688)	1,022	(13,790)

Loss from discontinued operations before income tax	(59)	(480)	(234)	(15,002)
Income tax expense (benefit)	(553)	(2,691)	(1,398)	(3,357)
Income (loss) from discontinued operations	494	2,211	1,164	(11,645)

Net income (loss)	$198	$(477)	$2,186	$(25,435)

Basic earnings (loss) per common share
Income (loss) from continuing operations	$(0.02)	$(0.15)	$0.05	$(0.76)
Income (loss) from discontinued operations	0.03	0.12	0.07	(0.64)
Basic earnings (loss) per common share	$0.01	$(0.03)	$0.12	$(1.40)

Diluted earnings (loss) per common share
Income (loss) from continuing operations	$(0.02)	$(0.15)	$0.05	$(0.76)
Income (loss) from discontinued operations	0.03	0.12	0.07	(0.64)
Diluted earnings (loss) per common share	$0.01	$(0.03)	$0.12	$(1.40)

Weighted average common shares outstanding (basic)	18,775,136	18,336,821	18,700,107	18,207,661
Weighted average common shares outstanding (diluted)	18,831,450	18,336,821	18,922,012	18,207,661

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

Fourth Quarter 2019 Revenue Bridge

(in millions)	$ Change
Fourth quarter 2018 revenue	$44.4
Timing related to Plant Vogtle Units 3 and 4	10.9
Canada	5.9
Net change in project revenue	2.8
Timing of decommissioning projects	2.8
Total change	22.4
Fourth quarter 2019 revenue*	$66.8

2019 Full Year Revenue Bridge

(in millions)	$ Change
2018 revenue	$188.9
Timing related to Plant Vogtle Units 3 and 4	17.5
Canada	17.0
Timing of scheduled outage	15.6
Net change in project revenue	10.3
Timing of decommissioning projects	(3.4)
Total change	57.0
2019 revenue*	$245.9

*Numbers may not sum due to rounding

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

($ in thousands, except share and per share amounts)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$7,350	$4,475
Restricted cash	468	467
Accounts receivable, net of allowance of $377 and $140, respectively	38,218	22,724
Contract assets	7,225	8,218
Other current assets	2,483	1,735
Total current assets	55,744	37,619

Property, plant and equipment, net	273	335
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	8,549	1,650
Total assets	$112,466	$87,504

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$16,618	$2,953
Accrued compensation and benefits	9,318	10,859
Contract liabilities	2,699	3,278
Short-term borrowings	10,849	3,274
Current portion of long-term debt	700	525
Other current liabilities	6,408	5,518
Current liabilities of discontinued operations	340	640
Total current liabilities	46,932	27,047
Long-term debt, net	32,658	32,978
Deferred tax liabilities	2,198	2,682
Other long-term liabilities	4,028	1,396
Long-term liabilities of discontinued operations	4,486	5,188
Total liabilities	90,302	69,291
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,794,270 and 19,767,605 shares issued, respectively, and 19,057,195 and 18,660,218 shares outstanding, respectively	198	197
Paid-in capital	81,964	80,424
Accumulated other comprehensive loss	222	—
Accumulated deficit	(60,211)	(62,397)
Treasury stock, at par (737,075 and 1,107,387 common shares, respectively)	(9)	(11)
Total stockholders’ equity	22,164	18,213
Total liabilities and stockholders’ equity	$112,466	$87,504

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
(in thousands)	2019	2018
Operating activities:
Net income (loss)	$2,186	$(25,435)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net (income) loss from discontinued operations	(1,164)	11,645
Deferred income tax provision (benefit)	(484)	(7,239)
Depreciation and amortization on plant, property and equipment and intangible assets	301	857
Amortization of deferred financing costs	616	1,623
Loss on disposals of property, plant and equipment	—	637
Bad debt expense	237	(90)
Stock-based compensation	1,698	1,179
Paid-in-kind interest	—	1,964
Restructuring charges	—	5,689
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	(15,675)	3,426
Contract assets	1,001	3,269
Other current assets	(743)	2,271
Other assets	1,613	(1,038)
Accounts payable	13,697	(2,127)
Accrued and other liabilities	(6,705)	(1,157)
Contract liabilities	(579)	(3,771)
Net cash provided by (used in) operating activities, continuing operations	(4,001)	(8,297)
Net cash provided by (used in) operating activities, discontinued operations	162	(6,125)
Net cash provided by (used in) operating activities	(3,839)	(14,422)
Investing activities:
Purchase of property, plant and equipment	(242)	(137)
Net cash provided by (used in) investing activities, continuing operations	(242)	(137)
Net cash provided by (used in) investing activities, discontinued operations	—	319
Net cash provided by (used in) investing activities	(242)	182
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(154)	(497)
Debt issuance costs	—	(2,189)
Proceeds from short-term borrowings	223,958	46,688
Repayments of short-term borrowings	(216,383)	(43,414)
Proceeds from long-term debt	—	33,679
Repayments of long-term debt	(525)	(31,241)
Net cash provided by (used in) financing activities, continuing operations	6,896	3,026
Net cash provided by (used in) financing activities, discontinued operations	—	—
Net cash provided by (used in) financing activities	6,896	3,026
Effect of exchange rate change on cash, continuing operations	61	—
Effect of exchange rate change on cash	61	—
Net change in cash, cash equivalents and restricted cash	2,876	(11,214)
Cash, cash equivalents and restricted cash, beginning of period	4,942	16,156
Cash, cash equivalents and restricted cash, end of period	$7,818	$4,942

Supplemental Disclosures:
Cash paid for interest	$3,527	$5,652
Noncash amendment fee related to MidCap Facility	$150	$—
Cash paid for income taxes, net of refunds	$—	$16
Noncash amendment fee related to term loan	$—	$4,000

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA-CONTINUING OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net income (loss)-continuing operations	$(296)	$(2,688)	$1,022	$(13,790)
Add back:
Interest expense, net	1,528	1,593	6,032	8,990
Income tax expense (benefit)	192	(5,120)	333	(4,400)
Depreciation and amortization expense	76	224	301	857
Stock-based compensation	584	482	1,595	1,179
Severance costs	865	—	1,314	—
Other non-recurring expenses	—	—	241	—
Franchise taxes	63	(128)	255	74
Loss on other receivables	—	—	189	—
Consulting expenses-remediation	433	—	585	—
Bank restructuring costs	548	—	685	—
Foreign currency loss	206	—	20	—
Restructuring charges	—	2,028	—	5,689
Asset disposition costs	—	—	—	815
Restatement expenses	—	—	—	160
Estimated non-recurring expenses	—	4,600	—	11,900
Adjusted EBITDA - continuing operations	$4,199	$991	$12,572	$11,474

ADJUSTED OPERATING INCOME (LOSS)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Operating income (loss)	$619	$(6,135)	$5,429	$(9,964)
Restructuring charges	—	2,028	—	5,689
Estimated non-recurring expenses	—	4,600	—	11,900
Adjusted operating income	$619	$493	$5,429	$7,625

NOTE 1 — Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of our net income (loss) before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, severance costs, other estimated non-recurring expenses, franchise taxes, loss on other receivables, consulting expenses to develop corporate strategies, bank restructuring costs, foreign currency gain, restructuring charges, asset disposition charges and restatement expenses), which are not always commensurate with the reporting period in which such items are included. Williams’ credit facility also contains ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Adjusted operating income (loss)

Adjusted operating income is not calculated through the application of GAAP and is not the required form of disclosure by the

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2019 Financial Results

March 25, 2020

U.S. Securities and Exchange Commission. Adjusted operating income is adjusted for items that are not typical operating expenses and that are not expected to be realized in the future. The Company’s management believes adjusted operating income is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of costs that are not core to the operating business. Adjusted operating income should not be considered an alternative to operating income (loss), as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.